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EXHIBIT 11.1 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



Second Bancorp Incorporated and Subsidiaries
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                                                                  For the Three Months Ended       For the Six Months Ended
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                                                                    June 30        June 30        June 30         June 30
                                                                      2003          2002            2003            2002
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(Dollars in thousands, except per share data)
BASIC:
Weighted  average shares issued                                    11,045,591     10,905,096     11,043,447      10,874,543
Less: Treasury shares                                              (1,560,525)      (946,168)    (1,490,878)       (926,197)
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Net weighted average shares outstanding                             9,485,066      9,958,928      9,552,569       9,948,346
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Net income                                                             $5,438         $4,353        $14,099          $9,036
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Basic Earnings Per Share                                                $0.57          $0.44          $1.48           $0.91
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DILUTED:
Weighted  average shares issued                                    11,045,591     10,905,096     11,043,447      10,874,543
Less: Treasury shares                                              (1,560,525)      (946,168)    (1,490,878)       (926,197)
Net effect of dilutive stock options - based on the
  treasury stock method using average market price                     90,355        128,075         92,472         123,020
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                                                                    9,575,421     10,087,003      9,645,041      10,071,366
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Net income                                                             $5,438         $4,353        $14,099          $9,036
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Diluted Earnings Per Share                                              $0.57          $0.43          $1.46           $0.90
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